EXHIBIT 99.2

Cilion, Inc.

Financial Report
December 31, 2011

Contents

Independent Auditor’s Report	1

Financial Statements
Consolidated Balance Sheets	2
Consolidated Statements of Operations	3
Consolidated Statements of Stockholders’ Equity	4
Consolidated Statements of Cash Flows	5 - 6
Notes to Consolidated Financial Statements	7 - 18

Report of Independent Auditors

The Board of Directors and Stockholders of
Cilion, Inc.

We have audited the accompanying consolidated balance sheets of Cilion, Inc. and Subsidiaries as of December 31, 2011 and 2010, and the related consolidated statements of operations, stockholders’ equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express our opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company’s internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in  the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Cilion, Inc. at December 31, 2011 and 2010, and the results of their operations and their cash flows for the years then ended, in conformity with the U.S. generally accepted accounting principles.

/s/ McGladrey, LLP
Des Moines, Iowa
September 19, 2012

Cilion, Inc.

Consolidated Balance Sheets
December 31, 2011 and 2010

	2011	2010

ASSETS

CURRENT ASSETS
Cash and cash equivalents	$997,414	$2,141,337
Accounts receivable	1,241,402	15,644
Inventories	-	61,512
Prepaid expenses and other	65,022	93,532
Recoverable income taxes	-	8,389
Equipment held for sale	2,941,355	6,913,527
Deferred loan fees, net	33,817	130,949
Other current assets	-	43,645

Total current assets	5,279,010	9,408,534

Property and equipment, net	37,816,161	40,192,981
Deposits	50,000	50,000
Investments	1,700,000	1,700,000
Other assets	97,264	590,709
	39,663,425	42,533,690

	$44,942,435	$51,942,224

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable	$22,262	$103,867
Other accrued expenses	99,847	20,963
Current portion of long-term debt	2,304,492	5,813,632

Total current liabilities	2,426,601	5,938,462

Deferred income taxes	314,733	314,733

STOCKHOLDERS' EQUITY
Series A	39,990,650	39,990,650
Series B	159,679,749	159,679,749
Series B Warrants	1,434	1,434
Series C	3,987,393	3,977,031
Common stock	10,025	10,025
Additional paid in capital	25,645	37,112
Accumulated deficit	(161,493,795)	(158,006,972)
	42,201,101	45,689,029

	$44,942,435	$51,942,224

See Notes to Consolidated Financial Statements.

Cilion, Inc.

Consolidated Statements of Operations
Years Ended December 31, 2011 and 2010

	2011	2010

Plant rents	$2,700,000	$500,000

Selling, general and administrative expenses	4,142,749	6,946,856
Interest expense	271,336	490,760
Impairment of assets	2,750,000	34,394,619
Impairment of investment	-	1,855,641
Equity loss from unconsolidated subsidiary	-	594,681
(Gain) loss on equipment held for sale	(576,990)	490,526
Loss on disposal of equipment	119,346	12,073
Site development cost	-	100,000
Operating Expenses	6,706,441	44,885,156
Other income	519,618	166,218

Loss before income taxes	(3,486,823)	(44,218,938)

Benefit provision for income taxes	-	-

Net loss	$(3,486,823)	$(44,218,938)

See Notes to Consolidated Financial Statements.

Cilion, Inc.

Consolidated Statements of Stockholders’ Equity
Years Ended December 31, 2011 and 2010

					Warrants
					to Purchase	Additional
	Preferred Stock		Common Stock		Preferred	Paid-in	Accumulated
	Shares	Amount	Shares	Amount	Stock	Capital	Deficit	Total

Balance at December 31, 2009	68,685,778	$199,670,399	10,962,600	$10,025	$1,434	$34,360	$(113,788,034)	$85,928,184
Vesting of restricted stock	-	-	62,500	-	-	-	-	-
Employee option expense	-	-	-	-	-	2,752	-	2,752
Issuance of Series C, net of
offering costs of $22,969	127,388,529	3,977,031	-	-	-	-	-	3,977,031
Net loss	-	-	-	-	-	-	(44,218,938)	(44,218,938)
Balance at December 31, 2010	196,074,307	203,647,430	11,025,100	10,025	1,434	37,112	(158,006,972)	45,689,029
Forfeiture of employee options						(11,467)		(11,467)
Issuance of Series C, net of
offering costs of $60	330,008	10,362						10,362
Net loss							(3,486,823)	(3,486,823)
Balance at December 31, 2011	196,404,315	$203,657,792	11,025,100	$10,025	$1,434	$25,645	$(161,493,795)	$42,201,101

See Notes to Consolidated Financial Statements.

Cilion, Inc.

Consolidated Statements of Cash Flows
Years Ended December 31, 2011 and 2010

	2011	2010

CASH FLOWS FROM OPERATING ACTIVITIES
Net Loss	$(3,486,823)	$(44,218,938)
Adjustments to reconcile net income (loss) to cash used in operating activities:
Depreciation	2,251,849	4,176,632
Net (gain) loss on equipment	(576,990)	490,526
Loss on disposal of equipment	119,346	12,073
Equity loss from unconsolidated subsidiary	-	594,681
Impairment of asset group	2,750,000	34,394,619
Impairment of investment	-	1,855,641
Forfeiture of employee options	(11,467)
Stock-based compensation expense	-	2,752
Amortization of deferred loan fees	134,632	183,704
Changes in operating assets and liabilities:
Prepaids and other current assets	28,510	11,336
Recoverable income taxes	8,389	(1,600)
Receivables	(1,220,133)	342,920
Inventories	61,512	9,464
Other current assets	43,645	213,074
Accounts payable	(81,605)	(300,175)
Accrued payroll and related taxes	-	(34,943)
Other accrued expenses	78,884	(11,772)
Net cash provided by (used in) operating activities	99,748	(2,280,006)

CASH FLOWS FROM INVESTING ACTIVITIES
Proceeds from sale of equipment held for sale	1,799,162	4,310,035
Other assets	493,445	-
Net cash provided by investing activities	2,292,607	4,310,035

CASH FLOWS FROM FINANCING ACTIVITIES
Loan fees incurred	(37,500)	(40,970)
Proceeds from term loan	3,500,000	-
Payments on term loan	(7,009,140)	(4,186,368)
Proceeds from Series C	10,362	3,977,031
Net cash used in financing activities	(3,536,278)	(250,307)

Net (decrease) increase in cash and cash equivalents	(1,143,923)	1,779,722

CASH AND CASH EQUIVALENTS
Beginning of the year	2,141,337	361,615
End of the year	$997,414	$2,141,337

(Continued)

Cilion, Inc.

Consolidated Statements of Cash Flows (Continued)
Years Ended December 31, 2011 and 2010
	2011	2010

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid during the year for:
Interest	$188,821	$349,367
Taxes	(8,389)	5,770

See Notes to Consolidated Financial Statements.

Note 1.  Nature of Operations

Cilion, Inc. and Subsidiaries (hereinafter referred to as Cilion or the Company) was organized on May 16, 2006, under the laws of the state of Delaware to construct and operate several fuel grade ethanol plants (Plants). Construction on the Company’s first plant began in August 2006 in Keyes, California. The Keyes plant started production in November 2008 with a capacity of 55 million gallons of ethanol per year on an undenatured basis. The plant sold its co-product wet distillers grain to local dairies as feed. In April 2009, the Company decommissioned the Keyes plant to prevent further loss of equity due to negative margin operating conditions.

In December 2009, the Company entered into a lease agreement with Aemetis, Inc. for the lease of the plant with an initial term of 36 months and monthly rentals of $250,000, plus all costs associated with the plant.  Lease payments are to begin once the plant has been retrofitted and is once again operational.

Note 2.  Summary of Significant Accounting Policies

Principles of consolidation and other investments:  The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries, EE Leasing, Inc., and Western Ag Holdings, LLC.  All significant intercompany accounts and transactions have been eliminated in consolidation.

For investments in which the Company owns less than 20% of the nonvoting shares and does not have significant influence over operating and financial policies of the investees, the cost method of accounting is used. Under the cost method of accounting, the Company does not record its share in the earnings and losses of the companies in which it has an investment.

Use of estimates:  The preparation of financial statements in conformity with U.S generally accepted accounting principles (GAAP) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Revenue recognition:  The Company rents their ethanol plant to a customer.  Rental income is recognized on a monthly basis over the term of the rental agreement. The rental income is paid to Company in monthly installments of $250,000.  The lease currently contains a renewal option, but no purchase option.

Cash and cash equivalents:  The Company considers all highly liquid short-term investments purchased with a maturity of three months or less to be cash equivalents. As of December 31, 2011, the Company’s cash equivalents were comprised primarily of money market funds and commercial paper. The Company’s cash equivalents are subject to potential credit risk. The Company’s cash management and investment policies restrict investments to investment grade, highly liquid securities. The carrying value of cash and cash equivalents approximates fair value.

Accounts receivable:  Accounts receivable are recorded at their estimated net realizable value. Accounts are considered past due if payment is not made on a timely basis in accordance with the Company’s credit terms.  Accounts considered uncollectible are written off. The Company’s estimate of the allowance for doubtful accounts is based on historical experience, its evaluation of the current status of receivables, and unusual circumstances, if any. At December 31, 2011, the Company was of the belief that such amounts would be collectible and thus an allowance was not considered necessary. It is possible this estimate will change in the future.

Note 2.  Summary of Significant Accounting Policies (Continued)

Inventories:  Corn, chemicals, supplies and work in process inventories are stated at the lower of cost or market on the first-in, first-out method. Ethanol and distillers grains are stated at the lower of average cost or market.

A summary of inventories as of December 31, 2010 are as follows:

Raw materials	$10,130
Parts	51,382
$61,512

Equipment held for sale:  Long-lived assets classified as held for sale are measured at the lower of carrying amount or net realizable value (fair value, less cost to sell).  Long-lived assets are not depreciated while classified as held for sale.  Assets held for sale are included in current assets in the consolidated balance sheet since the Company expects to dispose of them within the next 12 months.

Property and equipment:  Property and equipment are stated at cost less accumulated depreciation. Depreciation is provided principally on the straight-line method over the estimated useful lives with the following estimated useful lives:

Years

Building and improvements	20
Vehicles	5
Office furnishings and computer related	3 - 7
Equipment, not process related	7
Machinery and equipment	20

Land and permanent land improvements are capitalized at cost. Nonpermanent land improvements and construction in progress are capitalized and depreciated upon the commencement of operations of the property.

Impairment of long-lived assets:  We assess the impairment of long-lived assets, including property and equipment and purchased intangibles, subject to amortization, when events or changes in circumstances indicate that the fair value of assets could be less than their net book value. In such event, we assess long-lived assets for impairment by determining their fair value based on the forecasted, undiscounted cash flows the assets are expected to generate, plus the net proceeds expected from the sale of the asset. An impairment loss would be recognized when the fair value is less than the related asset’s net book value, and an impairment expense would be recorded in the amount of the difference. Forecasts of future cash flows are judgments based on our experience and knowledge of our operations and the industries in which we operate. These forecasts could be significantly affected by future changes in market conditions, the economic environment, including inflation, and capital spending decisions of our customers.

Note 2.   Summary of Significant Accounting Policies (Continued)

Deferred loan fees:  Fees and costs related to securing debt financing are recorded as deferred loan fees. Deferred loan fees are stated at cost and amortized using the effective interest method over the term of the loans.  During 2011, the current holder of the note assumed the loan documents for the Company and paid off the participants.  The Company incurred loan fees associated with the new loan and they will be amortized over the term of the loan.

Stock-based compensation:  U.S. GAAP requires the recognition of compensation cost using a fair value based method whereby compensation cost is measured at the grant date based on the value of the award and is recognized over the service period, which is usually the vesting period. The Company uses the Black-Scholes pricing model to calculate the fair value of options and warrants issued to both employees and nonemployees. Stock issued for compensation is valued using the market price of the stock on the date of the related agreement. The expense is recognized for each grant in the vesting month of the vesting shares.

Income taxes:  Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carryforwards and deferred tax liabilities are recognized for taxable temporary differences.  Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases.  Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.  Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

On January 1, 2009, the Company adopted the accounting standard on accounting for uncertainty in income taxes, which addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements.  Under this guidance, the Company may recognize the tax benefit from an uncertain tax position only if it is more-likely-than-not that the tax position will be sustained on examination by taxing authorities, based on the technical merits of the position.  The tax benefits recognized in the financial statements from such a position are measured based on the largest benefit that has a greater than 50% likelihood of being realized upon ultimate settlement.  The guidance on accounting for uncertainty in income taxes also addresses de-recognition, classification, interest and penalties on income taxes, and accounting in interim periods.

The Company or one of its subsidiaries files income tax returns in the U.S. federal jurisdiction and various other state jurisdictions.  With few exceptions, the Company is no longer subject to U.S. federal, or state and local income tax examinations by tax authorities for years before 2007.  It is difficult to predict the final timing and resolution of any particular uncertain tax position.  Based on the Company’s assessment of many factors, including past experience and complex judgments about future events, the Company does not currently anticipate significant changes in its uncertain tax positions over the next 12 months.

Subsequent events:  The Company has evaluated subsequent events through September 19, 2012, the date on which the financial statements were available to be issued.  See Notes 3, 6, 7, and 12 for a discussion of the subsequent event noted.

Reclassifications:  The accompanying consolidated financial statements contain certain reclassifications to conform to the presentation used in the current period. The reclassifications had no impact on stockholders’ equity, working capital, or net income.

Note 3.   Plan of Merger and Subsequent Event

On July 6, 2012, the Company entered into an agreement and plan of merger for 100% of the stock of the Company in exchange for $16,500,000, a $5,000,000 subordinated note, plus all cash and cash equivalents held by the Company, less any indebtedness and transaction expenses and 20,000,000 shares of Aemetis Inc. common stock.

Note 4.   Property and Equipment

Property and equipment consisted of the following at December 31:

	2011	2010

Land	$1,996,284	$1,996,284
Building and improvements	9,892,748	9,892,748
Vehicles	11,391	11,391
Office furnishings and computer related	144,750	348,368
Equipment, not process related	294,953	543,760
Machinery and equipment	37,076,243	37,076,243
Construction in progress	-	3,000
Less accumulated depreciation	(11,600,208)	(9,678,813)
Property and equipment, net	$37,816,161	$40,192,981

In 2010, given the current market and ethanol industry conditions, management evaluated the Keyes facility for possible impairment based on projected future cash flows from operations of this facility, in accordance with the Company’s policy for evaluating impairment of long-lived assets. In determining future discounted cash flows, the Company has made significant assumptions concerning the future viability of the ethanol industry, the future price of corn in relation to the future price of ethanol and the overall demand in relation to production and supply capacity.  The Company evaluated the fair value of the plant by looking at recent ethanol plant sales along with current market prices for publically traded ethanol companies. The estimated fair value exceeded the carrying values, and therefore, impairment charges of approximately $34,000,000 were recognized at December 31, 2010.

Note 5.   Equipment Held for Sale

Additional equipment and materials have been purchased for sites beyond Keyes.  The balance for these items was approximately $2,941,000 and $6,913,000 as of December 31, 2011 and 2010, respectively.  This equipment and material is classified in the accompanying balance sheet as equipment held for sale and has been recorded at its fair market value.

During 2011 and 2010, the Company sold a portion of these assets for approximately $1,799,000 and $4,310,000, respectively, and recognized gain of approximately $577,000 and loss of $491,000 on the sales, respectively.  Management has evaluated the equipment available for sale for possible impairment based on projected future cash flows from their sale.  In determining future cash flows, the Company has made significant assumptions concerning the fair market value of the equipment based on their recent sales, mentioned above, and quotes obtained from industry experts.  Management recorded impairment charges of approximately $2,750,000 and $0 for the years ending 2011 and 2010, respectively.

Note 6.  Investments, Related Party and Subsequent Event

In August 2006, Western Milling, LLC (a related party)  assigned to the Company 100% of the membership units of Western Ag Holdings, LLC, an Iowa limited liability company, for consideration of $2,000,000. Western Ag Holdings, LLC’s sole transaction in 2006 was an investment of $2,000,000 in E Energy Adams, LLC, a Nebraska limited liability company, for 200 membership units, or approximately 3.9% of the entity. The investment is accounted for under the cost method.  During the year ended December 31, 2009, the Company recorded an impairment charge of $300,000 for this investment.

Condensed, approximated financial information of E Energy Adams, LLC as of and for the years ended September 30, 2011 and 2010, respectively, is as follows:

	2011	2010

ASSETS
Current Assets	$19,482,000	$12,541,000
Property, plant and equipment, net	76,411,000	79,055,000
Other assets	2,015,000	2,103,000
Total assets	$97,908,000	$93,698,577

LIABILITIES AND EQUITY
Current Liabilities	11,789,000	11,430,000
Other long-term liabilities	1,909,000	3,032,000
Long-term debt, less current maturities	20,982,000	30,627,000
Note payable - related party	1,100,000	1,100,000
Members' equity	62,128,000	47,510,000
Total liabilities and equity	$97,908,000	$93,699,000

Revenue	$174,116,000	$114,656,000
Gross profit	18,746,000	13,029,000
Operating expenses	2,294,000	2,544,000
Net income	13,870,000	6,977,000

Subsequent to December 31, 2011, the investment in E Energy Adams, LLC was sold to Western Milling,LLC for approximately $350,000, resulting in a net loss on the sale of approximately $1,350,000.

The Company has an investment in Tetra Vitae Bioscience during the year ended December 31, 2010. During 2010, the Company recorded its share of the loss of approximately $595,000 and the investment was written down to zero after taking an impairment charge of approximately $1,856,000.  Subsequent to December 31, 2011, this investment with a carrying cost of zero was distributed to the stockholders.

Note 7.   Bank Financing and Subsequent Event

Long term debt and line of credit obligations at December 31, 2011 consisted of the following:

	2011	2010

Term loan, interest at LIBOR plus 400 basis points,
(5.0% and 4.27% at December 31, 2011 and 2010)	$2,304,492	$5,813,632

In August 2011, the Company entered into a 3rd Amendment to its credit agreement.  As part of the amendment, Co Bank was replaced as the administrator by Farm Credit Services of America.  The note had a principal balance of $3,500,000 and no further advances will be made.  Monthly principal payments are due and are equal to 75% of the gross monthly rental revenue (currently $187,500) or $200,000 if the plant is not rented.  Additional principal payments are due and equal to 75% of any net monthly equipment sale proceeds and any amounts of cash held by the Company that exceeds $1,500,000 at any quarter-end.  Interest is payable monthly and accrues at LIBOR plus 4.5% with a floor of 5%.  The note is secured by a blanket lien on all assets.

The Company is currently in default of certain covenants and the total amount outstanding has been shown as current.

Previous to the 3rd Amendment, the term loan allowed for the repayment of the original $12,000,000 of debt in semi-annual payments beginning September 30, 2009 and ending October 1, 2011.

Subsequent to December 31, 2011, as part of the merger agreement discussed in Note 3, the outstanding balance was satisfied in full from the merger proceeds.

Note 8.  Income Taxes

Income tax expense for the year ended December 31 consists of the following:

	2011
	Current	Deferred	Total
Federal	$-	$(544)	$(544)
State	1,600	4,585	6,185
Valuation allowance	-	(5,641)	(5,641)
	$1,600	$(1,600)	-

	2010
	Current	Deferred	Total

Federal	$-	$(14,787,331)	$(14,787,331)
State	4,170	(1,967,278)	(1,963,108)
Valuation allowance	-	16,750,439	16,750,439
	$4,170	$(4,170)	$-

Note 8.  Income Taxes (Continued)

The Company recorded a valuation allowance for its deferred tax assets as a result of its lack of an operating history. Accordingly, the difference between the Company’s tax expense computed using the federal statutory rate and the amount recorded results primarily from the established valuation allowance. The applicable costs will be deductible for federal income tax purposes upon commencement of operations over a 15-year period.

The net deferred tax liability at December 31 consists of the following:

	2011	2010

Deferred tax assets:
Deferral of pre-operating costs	$3,969,797	$4,268,694
Net operating loss carryforward	45,497,263	38,958,106
Valuation adjustment on equipment held for sale	6,846,220	6,003,983
Tax credit carry forward	232,268	175,277
Construction equipment capitalized	22,180	19,607
State taxes	-	544
Asset group impairment	27,220,886	26,804,581
Equity investment basis difference	1,497,291	1,194,490
Stock option expense	-	4,462
Total deferred tax assets	85,285,905	77,429,744
Less valuation allowance	(62,379,643)	(59,833,286)
Net deferred tax assets	22,906,262	17,596,458

Deferred tax liability:
Fixed Assets	(22,875,578)	(17,419,532)
Other accrual liabilities	(29,407)	(21,821)
Equity investment basis difference	-	(158,413)
Built-in gain on contributed property	(316,010)	(311,425)
Total deferred tax liabilities	(23,220,995)	(17,911,191)

Net deferred tax liability	$(314,733)	$(314,733)

Note 9.  Stockholder’ Equity

Common and Preferred Stock

The Company is authorized to issue 413,913,544 shares of stock, consisting of (a) 214,631,772 shares of Common Stock, $0.001 par value per share, and (b) 199,281,772 shares of Preferred Stock, par value $0.001 per share, of which 40,000,000 shares are designated Series A Convertible Preferred Stock (Series A Preferred Stock), 31,893,237 shares are designated Series B Convertible Preferred Stock (Series B Preferred Stock)  and 127,388,535 Series C Preferred Stock, par value $0.001 per share (Series C Preferred Stock). The Series C Preferred stock ranks senior to all stock. The Series A Preferred Stock and Series B Preferred Stock rank equally with any other series of Preferred Stock and senior to the Common Stock as to any dividends and upon a liquidation event, as defined.

Except for dividends payable on the Series C Preferred, the Company may not pay any dividends unless the holders of the Series A Preferred Stock and Series B Preferred Stock are first paid a dividend on each outstanding share of Preferred Stock in an amount at least equal to the greater of: i) 8% of the original issue price per year after the date of the issuance the Preferred Stock or ii) the amount of dividend calculated as if the Preferred Stock had been converted into Common Stock, as defined. Dividends are payable only when and if declared by the Board of Directors. In the event of any liquidation, the holders of Series A Preferred Stock and Series B Preferred Stock are entitled to receive an amount per share equal to the sum of i) the original issue price of the Preferred Stock and ii) any declared but unpaid dividends on a pro-rata basis. Funds remaining available for distribution to stockholders, if any, are then distributed ratably among the holders of Common Stock based on the number of shares of Common Stock held by each holder.

Each share of Series A Preferred Stock (original issue price – $1.00) Series B Preferred Stock (original issue price – $5.62) and series C Preferred Stock (original issue price $.0314) are convertible, at the holder’s option, into the number of common shares determined by dividing the original issue price for the respective series of preferred stock by the corresponding conversion price, as defined, in effect at the time of conversion. All shares of Series A Preferred Stock,  Series B Preferred Stock and Series C Preferred Stock then outstanding shall automatically be converted into shares of Common Stock, at the then effective Conversion Price, upon the earliest to occur of the following:

(i)           Upon the closing of the sale of shares of Common Stock in a firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "Securities Act"), in which (A) the public offering price per share is at least three (3) times the Original Issue Price of the Series B Preferred Stock and (B) the net cash proceeds to the Corporation (after deduction of underwriting discount, commissions and expenses of sale) are at least $100,000,000 (a "Qualified Public Offering").

(ii)           In the case of the Series A Preferred Stock, upon the Corporation's receipt of the vote at a meeting of stockholders or written consent of the holders of at least 60% of the outstanding shares of Series A Preferred Stock voting together as a single class.

(iii)          In the case of the Series B Preferred Stock, upon the Corporation's receipt of the vote at a meeting of stockholders or written consent of the holders of at least 66 2/3% of the outstanding shares of Series B Preferred Stock, voting together as a single class.

(iv)           In the case of the Series C Preferred Stock, upon the Corporation's receipt of the vote at a meeting of stockholders or written consent of the holders of at least 60% of the outstanding shares of Series C Preferred Stock voting together as a single class.

Each share of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock entitle the holder to a number of votes equaling the number of shares of Common Stock into which each share of preferred stock is convertible. The holders of Common Stock have the right to one vote for each share of Common Stock held by them.

Note 9.  Stockholder’ Equity (Continued)

In September of 2010, the Company issued 127,388,535 shares of Series C Preferred Stock to all the shareholders of Cilion, Inc. at a purchase price of $0.0314 per share.  The Company raised $4,000,000 of equity in order to meet the requirements of the bank principal payment schedule.  Upon the sale of the Company, the holders of the Series C preferred stock would receive a non-cumulative 8% dividend plus 2 times the face value of the stock.  The Series C equity is superior to all classes of stock.  In addition, the Company’s board of directors was reorganized whereby each class of the Series A Preferred Stock and Series B Preferred Stock are entitled to elect two directors to the Company’s Board (4 total).  All provisions of the Series A Preferred Stock and Series B Preferred Stock remain in place.

In February of 2011, the Company issued 330,008 shares of Series C Preferred Stock to one shareholder of Cilion, Inc. at a purchase price of $0.0314 per share.  The Company raised $10,362 of equity.

The Company is required to reserve and keep available out of its authorized but unissued shares of common stock such number of shares sufficient to effect the conversion of all outstanding shares of convertible preferred stock and to provide for the exercise of options granted and available for grant under the Company’s 2006 Incentive Stock Plan. At December 31, 2011 and 2010, Common Stock outstanding and reserved for issuance is summarized as follows:

	2011	2010

Common stock outstanding	9,350,000	9,350,000
Restricted stock outstanding	1,000,000	1,000,000
Shares reserved for conversion of convertible preferred stock	196,404,315	196,074,307
Shares reserved for exercised options	675,100	675,100
Shares reserved for outstanding options	80,000	80,000
Shares reserved for stock option plan	7,184,900	7,184,900
Warrants related to Series-B placement	1,434,282	1,434,282
	216,128,597	215,798,589

Note 10.  Stock Options and Warrants

On June 9, 2006, the Company’s Board of Directors approved the 2006 Stock Option/Stock Issuance Plan and initially reserved 4,000,000 shares of common stock for issuance thereunder.

Under the Plan, incentive stock options may be granted to employees, and nonstatutory stock options may be granted to employees, directors, and consultants. Options are granted at an exercise price of not less than the fair value per share of the common stock on the date of the grant and expire not later than ten years from the date of the grant. Options under the Plan generally vest 25% one year after the date of the grant and then on a monthly pro-rata basis over the following 36 months. The Company has altered the option plan in that options now vest 20% one year after the anniversary or grant date and then on a monthly basis for the following 48 months. Options are fully exercisable as of the date of the grant, provided that upon employee termination, the Company has the right to repurchase unvested shares at the exercise price.

Note 10.  Stock Options and Warrants (Continued)

A summary of stock option activity under the Plan for December 31, 2011 and 2010, is as follows:

	Shares		Weighted-
	Authorized		Average
	for Future	Number	Exercise
	Grant	of Options	Price

Balance at December 31, 2009	7,184,900	80,000	$0.64
Shares authorized	-	-	-
Options granted	-	-	-
Options exercised	-	-	-
Options forfeited	-	-	-
Balance at December 31, 2010	7,184,900	80,000	0.64
Shares authorized	-	-	-
Options granted	-	-	-
Options exercised	-	-	-
Options forfeited	-	(80,000)	(0.64)
Balance at December 31, 2011	7,184,900	-	$-

The Company used the Black-Scholes model for valuing share-based awards granted. The expected term of the awards represents the weighted-average period the stock options are expected to remain outstanding which assumes that the employees’ exercise behavior is a function of the option’s remaining contractual life. The Company’s expected volatility assumption uses the historical volatility of the Company’s public competitors, adjusted to consider the Company’s private company status. The Company also used independent third-party valuations of the Company’s stock to determine the fair market value of the stock. Since the Company does not pay dividends, the expected dividend yield is zero. The risk-free interest rate assumption is based upon observed interest rates appropriate for the term of the Company’s employee stock options. The post vesting forfeiture rate is based on the Company’s historical option cancellation and employee exercise information. For 2011 and 2010 options granted, the expense was recognized $0 and $2,752, respectively, and charged to general and administrative expense.  In addition, as part of the merger agreement, all options associated with the stock of the Company were terminated.

Note 10.  Stock Options and Warrants (Continued)

Valuation Assumptions

In addition to stock options, the Plan also allows the Company to grant restricted shares and restricted stock units. The Company did not issue any restricted awards during the year ended December 31, 2011. The right to sell the shares/units vests annually in four years (25% per year) based upon continued employment. Upon employee termination, the Company has the right to repurchase unvested shares at the exercise price.

Weighted-
	Restricted	Average
	Awards	Exercise
	Oustanding	Price

Balance of nonvested at December 31, 2009	62,500	0.04
Granted awards	-	-
Vested awards	(62,500)	0.04
Forfeited awards	-	-
Balance of nonvested at December 31, 2010	-	-

Non-Employee Warrants

In connection with the sale of the Series B Preferred Stock, the Company issued warrants for $.001 per warrant share to purchase, at $5.62 per share and subject to adjustments as defined, 1,434,282 shares of Series B Preferred Stock. The exercise period expires on the earlier of August 29, 2013, the closing of a change in control as defined, or an initial public offering of the Company’s common stock as defined. In lieu of exercising the warrants for cash, the holder of the warrants may elect to receive shares equal to the value of warrant in a cashless exercise. In 2011 and 2010, no warrants were exercised.

A summary of warrant activity for the periods ended December 31, 2011 and 2010 is as follows:

		Weighted-
		Average
	Warrants	Exercise
	Outstanding	Price

Balance at December 31, 2009	1,434,282	$5.62
Warrants exercised	-	-
Warrants canceled	-	-
Balance at December 31, 2010	1,434,282	5.62
Warrants exercised	-	-
Warrants canceled	-	-
Balance at December 31, 2011	1,434,282	$5.62

Note 10.  Stock Options and Warrants (Continued)

The following information applies to warrants outstanding at December 31:

			Weighted-		Weighted-
			Average		Average
			Exercise		Exercise
		Average	Price of		Price of
	Warrants	Remaining	Warrants	Warrants	Warrants
	Outstanding	Life	Outstanding	Exercisable	Exercisable

$5.62 Warrants	1,434,282	3.6	$5.62	1,434,282	$5.62

Note 11.  Contingencies

Litigation

The Company is involved from time to time in routine legal matters incidental to its business. In the opinion of the Company’s management, resolution of such matters will not have a material effect on its financial position or results of operations.

Note 12.  Employee Benefit Plans

The Company offers a 401(k) plan that enables eligible employees to save on a tax-deferred basis. The Company has matched 4% when an employee contributes at least 5%. For the periods ended December 31, 2011 and 2010, the Company’s match was approximately $0 and $21,000, respectively.  The Company canceled the 401(k) plan in 2011.

Note 13.  Related-Party Transactions and Subsequent Event

The Company’s Chairman of the Board and indirect significant shareholder has a significant membership interest in Western Milling, LLC (Western Milling). In 2008, The Company entered into a Corn Procurement Agreement with Western Milling to procure corn and provide logistic rail delivery services for use by the Keyes Ethanol Plant.  During 2011 and 2010 the Company purchased none and 1,580,464 bushels of corn which totaled none and $7,810,438 for the years ended December 31, respectively.  The Company is not under contract with Western Milling but sold condensed distillate solids at a fixed price of $24 per ton as needed.  Sales to Western Milling totaled none and $170,341 for the years ended December 31, 2011 and 2010, respectively.  The Company has also entered into a services agreement with Western Milling whereby Western Milling supplies certain services and facilities to the Company.  The fees were $2,500 per month through May 2009, when this fee was amended to $9,000 per month through November 2010.  After November 2010, all fees are based on hours billed.

Fees incurred for 2011 and 2010 were approximately $15,000 and $100,000, respectively.  The Company had no amount due to Western Milling at December 31, 2011.

In addition, as part of the merger agreement, Western Milling agreed to purchase a boiler and two evaporators for approximately $635,000.  The agreement also requires the termination of the corn procurement agreement.  As part of the procurement agreement, a fee to reimburse Western Milling for the construction of corn storage facilities is required.  Both parties agreed to a settlement of approximately $591,000 to be paid from merger proceeds, that gives title of the corn storage facilities to the Company.